                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
[x] Definitive Proxy Statement                Commission Only (as permitted by
[ ] Definitive Additional Materials           Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to 14a-11(c) or 14a-12

                          Palmetto Bancshares, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 4) Proposed maximum aggregate value of transaction:
 5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:
   2) Form, Schedule or Registration Statement No.:
   3) Filing Party:
   4) Date Filed:

                                     [Logo]

                            PALMETTO BANCSHARES, INC.
                              101 WEST MAIN STREET
                                  P. O. BOX 49
                          LAURENS, SOUTH CAROLINA 29360



                                 March 15, 1996



To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 9, 1996, at 3:00 p.m. at The Palmetto Bank, Laurens Center, 301 Hillcrest Drive, Laurens, South Carolina.

         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Palmetto Bancshares, Inc., as well as representatives of KPMG Peat Marwick LLP, our independent auditors, will be present to respond to any questions shareholders may have.

         Since the registration of its shares of common stock with the Securities and Exchange Commission in April 1995, Palmetto Bancshares, Inc. has been considered a "reporting company" for purposes of the federal securities laws. Companies are required to register their shares with the Commission when they have, among other things, more than 500 shareholders. You will note that a more detailed proxy statement, which is required of reporting companies, is being furnished to you with these materials.

         To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.

                                                     Sincerely,


                                                     /s/ L. Leon Patterson
                                                     L. Leon Patterson
                                                     Chairman and
                                                     Chief Executive Officer

                            PALMETTO BANCSHARES, INC.
                              101 WEST MAIN STREET
                                  P. O. BOX 49
                          LAURENS, SOUTH CAROLINA 29360



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 9, 1996




To the Shareholders of Palmetto Bancshares, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. (the "Company") will be held on April 9, 1996, at 3:00 p.m. at The Palmetto Bank, Laurens Center, 301 Hillcrest Drive, Laurens, South Carolina, for the following purposes:

         1. To elect four Directors to hold office until their respective terms expire or until their successors are duly elected and qualified; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ L. Leon Patterson
                                            L. Leon Patterson
                                            Chairman


Laurens, South Carolina
March 15, 1996




         PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                            PALMETTO BANCSHARES, INC.
                              101 WEST MAIN STREET
                                  P. O. BOX 49
                          LAURENS, SOUTH CAROLINA 29360

                                 PROXY STATEMENT
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 9, 1996


         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Palmetto Bancshares, Inc. (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 9, 1996, at 3:00 p.m. at The Palmetto Bank, Laurens Center, 301 Hillcrest Drive, Laurens, South Carolina. These Proxy Materials are being mailed to shareholders on approximately March 15, 1996.

VOTING MATTERS

     Shareholders of record as of the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting. At the close of business on that day, there were 1,004,980 shares of the Company's $5.00 par value common stock ("Common Stock") outstanding. Holders of Common Stock are entitled to one vote per share on each of the matters presented at the Annual Meeting or any adjournments thereof. Shares may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing fifty-one percent of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

REVOCABILITY OF PROXY

     Shares represented by a properly executed proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of the proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Palmetto Bancshares, Inc., 101 West Main Street, P. O. Box 49, Laurens, South Carolina 29360, Attn: Corporate Secretary, (864) 984-8321, or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Banks, brokers and other custodians are requested to forward proxy solicitation material to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

                              ELECTION OF DIRECTORS
                               ITEM 1 ON THE PROXY

NOMINATIONS FOR ELECTION OF DIRECTORS

       The Company's Board of Directors is currently comprised of eleven persons. The Board of Directors is divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees (as defined below) will not be considered to be either affirmative or negative votes.

IDENTIFICATION OF NOMINEES

       Management proposes to nominate to the Board of Directors the four persons listed as nominees (the "Nominees") in the table below. Each of the Nominees is currently serving as a Company Director. Each Nominee, if elected, will serve until the expiration of his respective term and until such Nominee's successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept nomination or election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend.

       The following table sets forth the names and ages of the four Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director of the Company.


                                                     POSITION OR                                          DIRECTOR
NAME                                  AGE            OFFICE WITH THE COMPANY                               SINCE
NOMINEES FOR DIRECTORS
                                                  TERMS EXPIRING IN 1999
Russell B. Emerson                    60             Director                                              1990
John T. Gramling, II                  54             Director                                              1984
James M. Shoemaker, Jr.               63             Director                                              1984
Paul W. Stringer                      52             Director, President and Chief Operating Officer       1986

DIRECTORS CONTINUING IN OFFICE
                                                  TERMS EXPIRING IN 1997
James A. Cannon                       67             Director                                               1975
L. Leon Patterson                     54             Director, Chairman of the Board and                    1971
                                                     Chief Executive Officer
J. David Wasson, Jr.                  50             Director                                               1979
Francis L. Willis                     62             Director                                               1988

                                                  TERMS EXPIRING IN 1998
W. Fred Davis, Jr.                    52             Director                                              1978
David P. George, Jr.                  55             Director                                              1974
Michael D. Glenn                      55             Director                                              1994

BUSINESS EXPERIENCE OF NOMINEES AND DIRECTORS

       Mr. Emerson has been employed by the Torrington Company, which is engaged in the manufacturing of anti-friction roller bearings, since 1957, and has served as its Plant Manager since 1975.

       Mr. Gramling has served as Vice President and Secretary of Gramling Bros., Inc., a diversified orchard business, since 1965, and has been the President of Gramling Bros., Inc. Real Estate, a real estate sales and development company, since 1970.

       Mr. Shoemaker has been a member with the law firm of Wyche, Burgess, Freeman and Parham, P.A. since 1965. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Ryan's Family Steak Houses, Inc., and Span-America Medical Systems, Inc.

       Mr. Stringer has served as President and Chief Operating Officer of the Company since April 1994 and as President and Chief Operating Officer of The Palmetto Bank, a wholly-owned subsidiary of the Company ("The Palmetto Bank"), since March 1986. From April 1990 to April 1994, he served as Executive Vice President of the Company, and from 1982 to April 1990 he served as Vice President of the Company. Mr. Stringer also has served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

       Mr. Cannon has been a consultant to Cannon Funeral Home since 1989.

       Mr. Patterson has served as Chairman of the Board and Chief Executive Officer of the Company since April 1990 and as Chairman of the Board and Chief Executive Officer of The Palmetto Bank since March 1986. From April 1990 to April 1994, he served as Chairman of the Board and President of the Company, and from 1982 to April 1990 he served as President of the Company. Mr. Patterson also served as Chairman and President of The Palmetto Bank from January 1978 to February 1986, and as President in 1977.

       Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc. since 1975. He was first employed at Laurens Electric Cooperative in 1974.

       Mr. Willis has served as President of Francis Willis and Associates, a real estate business, since 1991.

       Mr. Davis was owner and President of Palmetto Spinning Corporation ("PSC"), where he was employed from 1969 to 1995. Mr. Davis sold PSC to Martin Color-fi, Inc. in 1994 and retired in 1995. Mr. Davis is currently a director of Martin Color-fi, Inc.

       Mr. George has been General Manager of George Motor Company, an automobile dealership, since 1964.

       Mr. Glenn has been a partner with the law firm of Glenn, Haigler & Maddox since 1992. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors held eleven meetings in 1995. The Board of Directors has an Audit and Examining Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company. The Audit Committee is currently comprised of Messrs. Davis, Shoemaker and Willis. Mr. Davis serves as Chairman. The Audit Committee formally met once during 1995.

       The Board of Directors has a Compensation Committee which reviews the Company's compensation policies and benefit plans and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Messrs. Cannon, Emerson and Shoemaker. Mr. Shoemaker serves as Chairman. The Compensation Committee met three times during 1995. No members of the Compensation Committee are officers or employees of the Company.

       The Board of Directors has a Trust Committee, which reviews the operation of the Company's Trust Department. The Trust Committee is currently comprised of Messrs. Cannon, Davis and George. Mr. Cannon serves as Chairman. The Trust Committee met eleven times during 1995.

       The Board of Directors has a Credit Committee, which reviews certain loan applications and other credit matters. The Credit Committee is currently comprised of Messrs. Wasson, Gramling, Stringer, and Glenn. Mr. Wasson serves as Chairman. The Credit Committee met eleven times during 1995.

       The Company does not have a Nominating Committee. The functions typically performed by a Nominating Committee were performed by the entire Board of Directors. Mr. Patterson serves ex officio on all committees.

       Due to personal illness, Mr. Willis missed five of eleven board meetings and the one formal meeting held by the Audit and Examining Committee. Mr. Cannon missed three of eleven board meetings and Trust Committee meetings and two of the three Compensation Committee meetings. Mr. Emerson missed three of eleven board meetings and Trust Committee meetings and one of the three Compensation Committee meetings. All of the other directors attended at least seventy-five percent of all board and committee meetings.

                               EXECUTIVE OFFICERS

       The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons serve as executive officers of the Company.


                                                     COMPANY OFFICES                           COMPANY
NAME                                 AGE             CURRENTLY HELD                            OFFICER SINCE
------------------                   ---             -------------------------------           -------------
L. Leon Patterson                   54               Chief Executive Officer                   1982

Paul W. Stringer                    52               President                                 1982

Philip A. Betette                   56               Vice President                            1985

Ralph M. Burns, III                 45               Vice President                            1982

David E. Burgess                    50               Vice President                            1985


BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         Mr. Patterson's business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Stringer's business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Betette has served as a Vice President of the Company since April 1990 and as Senior Vice President and Senior Trust Officer of The Palmetto Bank since January 1995. Mr. Betette has also served as Senior Vice President, Trust and Investments of The Palmetto Bank from January 1987 to December 1994, and as Senior Vice President and Trust Officer of The Palmetto Bank from July 1985 to December 1986. He served as Vice President and Investment Officer of The Palmetto Bank from January 1979 to June 1985, and as Assistant Vice President and Investment Officer of The Palmetto Bank from January 1977 to December 1978.

         Mr. Burns has served as a Vice President of the Company since April 1990. Mr. Burns also has served as Senior Vice President and Cashier of The Palmetto Bank since January 1982. From January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, he served as Assistant Cashier of The Palmetto Bank.

         Mr. Burgess has served as a Vice President of the Company since April 1990 and as Executive Vice President and Chief Credit Officer of The Palmetto Bank since July 1993. He has also served as Senior Vice President and Chief Credit Officer of The Palmetto Bank from July 1987 to June 1993, as Senior Vice President and Loan Administrator of The Palmetto Bank from July 1985 to June 1987, and as Vice President and Loan Administrator of The Palmetto Bank from August 1982 to June 1985.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


COMPENSATION OF DIRECTORS

         During 1995 Directors received an annual fee of $6,700. However, if a director misses more than two directors' meetings and such absences are not excused by the Company, the Company reduces such fee by $350 for each unexcused absence. Because of this policy, Mr. Cannon received $6,350 for his annual fee. All other directors received the full annual fee. SEE Election of Directors -- Meetings and Committees of the Board.


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION TO EXECUTIVE OFFICERS

         The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Company's Chief Executive Officer and to the executive officers of the Company who earned in excess of $100,000 per year in compensation (in all capacities) (collectively, the "Named Executive Officers") for the years ending December 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE




                                          Annual Compensation
                                --------------------------------------
       Name and                                          Other Annual                 All Other
  Principal Position              Salary       Bonus     Compensation                Compensation
     during 1995         Year       ($)         ($)          ($)                         ($)
---------------------- -------- -----------  ---------- --------------  ---------- ----------------
L. Leon Patterson,         1995     167,700      51,842      (1)                          63,204(2)
Chairman of the            1994     158,100      30,600      (1)                          38,190
Board and Chief            1993     150,100      26,100      (1)                          35,546
Executive Officer


Paul W. Stringer,          1995     138,700      42,504      (1)                          37,645(3)
President                  1994     130,500      25,080      (1)                          25,420
                           1993     125,100      21,600      (1)                          23,394


David E. Burgess,          1995      88,000      28,336      (1)                           4,941(4)
Vice President             1994      84,000      16,800      (1)                           9,260
                           1993      81,000      14,580      (1)                           7,958


Philip A. Betette,         1995      81,500      26,243      (1)                           4,807(5)
Vice President             1994      78,375      15,675      (1)                           9,012
                           1993      75,000      13,500      (1)                           8,007



Ralph M. Burns, III        1995      77,000      24,794      (1)                           4,452(6)
Vice President             1994      73,500      14,700      (1)                           8,409
                           1993      70,500      12,690      (1)                           7,377

------------------------
(Footnotes are on the following page)

(1) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2) This amount is comprised of $8,223 allocated to Mr. Patterson for the 1994 fiscal year pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"), and $54,981 in premiums paid by the Company on behalf of Mr. Patterson with respect to life insurance not generally available to all Company employees.

(3) This amount is comprised of $7,387 allocated to Mr. Stringer for the 1994 fiscal year pursuant to the ESOP, and $30,258 in premiums paid by the Company on behalf of Mr. Stringer with respect to life insurance not generally available to all Company employees.

(4) This amount is comprised of $4,941 contributed to the ESOP on behalf of Mr. Burgess.

(5) This amount is comprised of $4,807 contributed to the ESOP on behalf of Mr. Betette.

(6) This amount is comprised of $4,452 contributed to the ESOP on behalf of Mr. Burns.

STOCK OPTIONS

    The Company made no option grants with respect to the Common Stock of the Company to the Named Executive Officers during 1995.

OPTION EXERCISES

    The following table sets forth information with respect to the Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                               SHARES                          OPTIONS AT 1995 FISCAL          MONEY OPTIONS AT 1995 FISCAL
                              ACQUIRED         VALUE                YEAR-END (#)                     YEAR-END ($) (1)
                                                                    ------------                     ----------------
                                 ON           REALIZED              EXERCISABLE\                       EXERCISABLE\
NAME                        EXERCISE (#)       ($)(1)               UNEXERCISABLE                     UNEXERCISABLE
----                        ------------      --------              -------------                     -------------
L. Leon Patterson              400              $6,220                  4,000/0                         $62,200/0
Paul W. Stringer                0                  --                   5,000/0                         $77,750/0
David E. Burgess                0                  --                   3,000/0                         $46,650/0
Philip A. Betette               0                  --                   3,000/0                         $46,650/0
Ralph M. Burns III              0                  --                   3,000/0                         $46,650/0

(1) Based on the difference between the option exercise price and the value assigned to the Company's common stock by The Bank Advisory Group, Inc. for purposes of allocating shares of common stock contributed by the Company to The Palmetto Bank Employee Stock Ownership Plan and Trust for fiscal year 1994. The fiscal year 1995 allocations and valuation have not been completed.

PENSION PLAN

           The following table sets forth the estimated annual benefits (in single-life annuity amounts) payable upon normal retirement in fiscal year 1995 to participants whose highest average five-year earnings and years of service are as listed. The table assumes integration at the current wage base of $60,600. At the end of 1995, the individuals named in the Summary Compensation Table above will have had the following final average compensation credited for purposes of the Pension Plan and number of years of service: Mr. Patterson, $42,151, 28 years; Mr. Stringer, $30,867, 26 years; Mr. Burgess, $8,449, 13 years; Mr. Betette, $18,101, 21 years; and Mr. Burns, $7,460, 20 years.

                                                    PENSION PLAN TABLE

                                                                 Years of Service
Remuneration                  5                     10                   20                  30                   35
---------------------    -----------          ------------         -------------         ------------          --------
   $  10,000              $   575               $ 1,150               $ 2,300              $ 3,450               $ 4,025
      20,000                1,150                 2,300                 4,600                6,900                 8,050
      40,000                2,300                 4,600                 9,200               13,800                16,100
      60,000                3,600                 7,139                14,385               21,578                25,174
      80,000                5,397                10,793                21,585               32,377                37,777
     100,000                7,196                14,393                28,785               43,178                50,374
     120,000                8,996                17,993                45,985               53,978                62,974
     140,000               10,796                21,593                43,185               64,778                75,574
     160,000               12,596                25,193                50,385               75,578                88,174
     180,000               14,396                28,793                57,585               86,378               100,774

           The base compensation and any bonuses are covered by the Pension Plan. There is no variation between the compensation covered by the Pension Plan and the amounts listed in the Summary Compensation Table. The benefits of the Pension Plan are based on straight-life annuity amounts, and are not subject to any deduction for Social Security or other offset amounts.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           Decisions with respect to the compensation of the Company's executive officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation matters are reviewed by the full Board of Directors. Set forth below is a report submitted by the Compensation Committee which addresses the Company's compensation policies for 1995 with respect to Mr. Patterson as CEO, and Messrs. Stringer, Burgess, Betette and Burns, who represent all executive officers of the Company who earned in excess of $100,000 during 1995.

COMPENSATION COMMITTEE REPORT

GENERAL COMPENSATION POLICIES AND SPECIFIC GUIDELINES. The Compensation Committee believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company's performance goals. The Company has in place a Senior Management

Incentive Plan (the "Bonus Plan"), which establishes a point system that determines incentive cash awards based on the extent to which the Company met certain performance goals adopted by the Compensation Committee. The Bonus Plan provides that the twelve members of senior management who are designated each year by the Compensation Committee (the "Senior Executives") will receive up to 35% of their base salary in incentive cash compensation if 100% of the performance goals were met and exceeded by specified amounts. For 1995, the Compensation Committee adopted seven performance goals, including return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth. All seven of the 1995 goals were met and exceeded. The purpose of the Bonus Plan is to allow management the opportunity to participate in the Company's process of building The Palmetto Bank.

         Base salaries were set by the Board, after recommendation by the Compensation Committee. They were intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate if the Senior Executives performed adequately.

RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION. As described above, Company performance was an integral part in determining the compensation of Senior Executives. Assuming that 100% of the performance goals are met each year, approximately 35% of a Senior Executive's total compensation will consist of incentive payments made pursuant to the Bonus Plan. The Company's common stock is not publicly traded on any exchange. Accordingly, internal goals are its means of judging its performance.

COMPENSATION PAID DURING 1995. Compensation paid the Company's executive officers in 1995 consisted of the following elements: base salary, bonus and payments made pursuant to the Company's ESOP. Payments under the Company's ESOP are made to all employees on a non-discriminatory basis.

         As noted above, the Company achieved and exceeded all of its seven performance goals for 1995. Based on Company performance, twelve executive officers, including the Senior Executives, received bonuses equal to 32.2% of their base salary pursuant to the Bonus Plan.

OTHER COMPENSATION PLANS AND COMPENSATION. The Company has adopted certain broad-based employee benefit plans in which Senior Executives participate, as well as certain executive officer life insurance plans. The value of these items is set forth in the Summary Compensation Table above under the "All Other Compensation" heading. Executive officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 1995. The foregoing benefits and compensation are not directly or indirectly tied to Company performance.

MR. PATTERSON'S 1995 COMPENSATION. Mr. Patterson's 1995 compensation consisted of a base salary, cash bonus, payments under the Company's ESOP, split-dollar life insurance and supplemental life insurance policies, and certain perquisites (which did not exceed 10% of his base salary and bonus) and the various forms of other compensation set forth in the preceding paragraph that were available generally to all employees. Mr. Patterson's base salary was $161,000 in 1995, as recommended by the Compensation Committee to the Board of Directors. Mr. Patterson also received $6,700 in directors' fees, which is included in the Summary Compensation Table above under the "Salary" heading. Mr. Patterson's cash bonus was determined in accordance with the Bonus Plan and was 32.2 % of his base salary, or $51,842, for 1995.

COMPENSATION COMMITTEE:
James M. Shoemaker, Jr., Chairman
James A. Cannon
Russell B. Emerson

PERFORMANCE GRAPH

         The following graph sets forth the performance of the Company's Common Stock for the period from December 31, 1991 through December 31, 1995 as compared to the NASDAQ Market Composite Index and an index comprised of all NASDAQ commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends.

                                     [graph]

                            PALMETTO BANCSHARES, INC.
                       ANNUAL INCREASE OF $100 INVESTMENT
                     December 31, 1991 to December 31, 1995


                                             Palmetto Bancshares Stock Price
                  Initial              Price         Price                     %                        Investment
                Investment           Beginning        End                   Increase                       End
                --------------     -------------     -------              ----------                 --------------
12/31/91                                                                                                  100.00
12/31/92          100.00                25.00         28.45                 13.80%                        113.80
12/31/93          113.80                28.45         30.48                   7.14%                       120.94
12/31/94          120.94                30.48         35.53                  16.57%                       137.50
12/31/95          137.50                35.53         40.65                  14.41%                       151.91


                          NASDAQ COMPOSITE MARKET INDEX
                       ANNUAL INCREASE OF $100 INVESTMENT
                     December 31, 1991 to December 31, 1995


                                             NASDAQ Market Index Stock Price
                  Initial              Price         Price                   %                        Investment
                Investment           Beginning        End                 Increase                       End
                --------------     -------------    -------              ----------                 --------------
12/31/91                                                                                                  100.00
12/31/92          100.00               586.34        676.95                 15.45%                        115.45
12/31/93          115.45               676.95        776.80                 14.75%                        130.20
12/31/94          130.20               776.80        751.96                 -3.20%                        127.01
12/31/95          127.01               751.96       1052.13                 39.92%                        166.92




                           NASDAQ BANK COMPOSITE INDEX
                       ANNUAL INCREASE OF $100 INVESTMENT
                     December 31, 1991 to December 31, 1995



                                             NASDAQ Market Index Stock Price
                  Initial              Price         Price                  %                        Investment
                Investment          Beginning         End                Increase                        End
                --------------     -------------    -------             ----------                 --------------
12/31/91                                                                                                  100.00
12/31/92          100.00               350.56        532.93                 52.02%                        152.02
12/31/93          152.02               532.93        689.43                 29.37%                        181.39
12/31/94          181.39               689.43        697.07                  1.11%                        182.50
12/31/95          182.50               697.07       1009.41                 44.81%                        227.30

COMMON STOCK DATA

         Set forth below is information concerning high and low sales prices by quarter for each of the last two fiscal years, and dividend information for the last two fiscal years. The Company's common stock is not traded on any established public trading market. The Company acts as its own transfer agent, and the information concerning sales prices set forth below is derived from the Company's stock transfer records. As of March 1, 1996, the Company had 519 shareholders. As of February 29, 1996, the most recent date on which shares of Company common stock were sold, the sales price of Company common stock was $40.00 per share.


                             SALES PRICES BY QUARTER

                                       HIGH          LOW

Fiscal Year 1995

First Quarter                          $38.00        $32.00

Second Quarter                         -- no trades --

Third Quarter                          $40.00        $39.00

Fourth Quarter                         $40.00        $39.00


Fiscal Year 1994

First Quarter                          $31.00        $31.00

Second Quarter                         $32.00        $32.00

Third Quarter                          $32.00        $32.00

Fourth Quarter                         $35.00        $32.00


                                                 DIVIDENDS PAID PER SHARE

Fiscal Year 1995                                   Fiscal Year 1994
----------------                                   ----------------

March 30            $.15                           March 31         $.13
June 30             $.15                           June 30          $.13
September 30        $.15                           September 30     $.13
December 29         $.20                           December 28      $.14

The Company expects that comparable cash dividends will continue to be paid in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 1, 1996, except as set forth below:

      NAME AND ADDRESS OF BENEFICIAL                        AMOUNT AND NATURE OF               PERCENT OF
                   OWNER                                    BENEFICIAL OWNERSHIP                  CLASS
-------------------------------------------           --------------------------------       ---------------
D. Smith Patterson                                                              56,031                 5.58%
831 West Main Street
Laurens, SC 29360

L. Leon Patterson                                                            85,530(1)                 7.63%
101 West Main Street
Laurens, SC 29360

The Palmetto Bank                                                               88,609                 8.81%
Trustee for the Employee
Stock Ownership Plan
101 West Main Street
Laurens, SC 29360

Margaret McDaniel                                                               52,188                 5.20%
206 Chapman Road
Greenville, SC 29605

---------------------
         The information below is furnished as of March 1, 1996 as to the Company's Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by certain named executive officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.

                                                          AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP                 PERCENT OF CLASS
         DIRECTORS AND NOMINEES
L. Leon Patterson                                             85,530 (1)                          7.63%
Paul W. Stringer                                               9,410 (2)                            (3)
Russell B. Emerson                                               600                                (3)
James M. Shoemaker, Jr.                                        2,200                                (3)
John T. Gramling, II                                           2,000                                (3)
W. Fred Davis, Jr.                                             4,400                                (3)
David P. George, Jr.                                             700                                (3)
James A. Cannon                                                2,038                                (3)
J. David Wasson                                                1,300                                (3)
Francis L. Willis                                                112                                (3)
Michael D. Glenn                                                 200                                (3)



                                       12





         EXECUTIVE OFFICERS
Ralph M. Burns, III                                                5,514 (4)                        (3)
Philip A. Betette                                                  9,677 (5)                        (3)
David E. Burgess                                                   5,640 (6)                        (3)
         DIRECTORS AND EXECUTIVE                                 129,321                          12.64% (7)
         OFFICERS AS A GROUP
         (14 persons)

(1) Mr. Patterson is Chief Executive Officer of the Company. The number of shares shown as beneficially owned by Mr. Patterson includes approximately 4,530 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1994. The allocation to employees of the fiscal year 1995 contribution to the ESOP has not been completed. Mr. Patterson is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 7,000 shares owned by Mr. Patterson's wife, as to which shares Mr. Patterson disclaims beneficial ownership, and 4,000 unissued shares that can be acquired by the exercise of options.

(2) Mr. Stringer is President of the Company. The number of shares shown as beneficially owned by Mr. Stringer includes approximately 3,650 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1994. The allocation to employees of the fiscal year 1995 contribution to the ESOP has not been completed. Mr. Stringer is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 5,000 unissued shares that can be acquired by the exercise of options.

(3) Each of these persons owns less than one percent of the outstanding shares of common stock of the Company.

(4) Mr. Burns is a Vice President of the Company. The number of shares shown as beneficially owned by Mr. Burns includes approximately 2,274 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1994. The allocation to employees of the fiscal year 1995 contribution to the ESOP has not been completed. Mr. Burns is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 3,000 unissued shares that can be acquired by the exercise of options.

(5) Mr. Betette is a Vice President of the Company. The number of shares shown as beneficially owned by Mr. Betette includes approximately 2,493 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1994. The allocation to employees of the fiscal year 1995 contribution to the ESOP has not been completed. Mr. Betette is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 3,000 unissued shares that can be acquired by the exercise of options.

(6) Mr. Burgess is a Vice President of the Company. The number of shares shown as beneficially owned by Mr. Burgess includes approximately 2,430 shares allocated to his account per the latest report of the Company's ESOP for fiscal year 1994. The allocation to employees of the fiscal year 1995 contribution to the ESOP has not been completed. Mr. Burgess is fully vested in all shares allocated to his account pursuant to the ESOP. Also included are 3,000 unissued shares that can be acquired by the exercise of options.

(7) The beneficial ownership stated above represents sole voting and investment power, except as indicated in the footnotes above. Messrs. George, Emerson, Willis and Glenn filed their Forms 3, on which their beneficial ownership of Company common stock was first required to be reported, approximately 3 weeks after the due date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the Company's directors and officers are also customers of the Company and have home mortgages, personal credit lines, credit cards, and other loans with the Company. All of these loans were made in the ordinary course of business, were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The law firm of Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company and receives legal fees from the Company. Mr. Shoemaker, a Director of the Company and Chairman of the Compensation Committee, is a member of such law firm. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of KPMG Peat Marwick LLP, the Company's independent auditor, will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders for consideration at the 1997 Annual Meeting of Shareholders must be received at the Company's offices at 101 West Main Street, P. O. Box 49, Laurens, South Carolina 29360, no later than December 9, 1996, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1997 Annual Meeting. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.


                              FINANCIAL INFORMATION

         THE COMPANY'S 1995 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS CONTEMPORANEOUSLY WITH THESE PROXY MATERIALS. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF APRIL 1, 1996, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO PALMETTO BANCSHARES, INC., POST OFFICE BOX 49, LAURENS, SOUTH CAROLINA 29360 ATTENTION: CORPORATE SECRETARY.


                                  OTHER MATTERS

         Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                         By order of the Board of Directors,

                                         /s/ L. Leon Patterson
                                         L. Leon Patterson
                                         Chairman

March 15, 1996
Laurens, South Carolina

********************************************************************************
                                    APPENDIX

P
R
O                          PALMETTO BANCSHARES, INC.
X                        ANNUAL MEETING, APRIL 9, 1996
Y

         The undersigned shareholder of Palmetto Bancshares, Inc., hereby revoking all previous proxies, hereby appoints L. Leon Patterson and Teresa M. Crabtree and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Palmetto Bancshares, Inc. standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at The Palmetto Bank, Laurens Center, 301 Hillcrest Drive, Laurens, South Carolina on Tuesday, April 9, 1996 at 3:00 p.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.

1.       ELECTION OF DIRECTORS.



[ ] FOR ALL NOMINEES set forth below                 [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary below [  ]):       to vote for all nominees below:


   Russell B. Emerson      John T. Gramling, II      James M. Shoemaker, Jr.
                                Paul W. Stringer


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. At their discretion upon such other matters as may properly come before the meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALMETTO BANCSHARES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS ABOVE.

Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.

Dated this ____ day of _________________ , 1996

                                    _____________________________________
                                    Print Name (and title if appropriate)

                                    _____________________________________
                                                  Signature

                                    _____________________________________
                                    Print Name (and title if appropriate)

                                    _____________________________________
                                     Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.